Exhibit 10.3

SIXTH AMENDMENT TO LEASE
THIS SIXTH AMENDMENT TO LEASE (this "Amendment") is entered into as of June 18, 2013 (the “Effective Date”), by and between 111 MPA LLC, a Delaware limited liability company ("Landlord"), successor in interest to RREEF America REIT III-Z1 LLC (“RREEF”), a Delaware limited liability company, and AMERESCO, INC., a Delaware corporation ("Tenant").
R E C I T A L S:
A.RREEF and Tenant are parties to that certain Lease dated November 20, 2000, as amended by a First Amendment to Lease dated November 30, 2001, a Second Amendment to Lease and Expansion Agreement dated April 8, 2005, a Third Amendment to Lease and Expansion Agreement dated April 17, 2007, a Fourth Amendment to Lease (the “Fourth Amendment”) dated as of January 1, 2010, and a Fifth Amendment to Lease (the “Fifth Amendment”) dated as of August 31, 2011 (as amended, the "Lease") for approximately 23,003 square feet of rentable area (the "Premises") on the fourth floor of the building commonly known as 111 Speen Street, Framingham, Massachusetts (the “Building”).
B.Landlord has on this date succeeded to all of the right, title and interest of RREEF as the landlord under the Lease.
C.The term of the Lease is scheduled to expire on June 30, 2016.
D.Landlord and Tenant have agreed to extend the term of the Lease to expire on June 30, 2017.
E.Landlord and Tenant desire to amend the Lease on the terms and conditions hereinafter set forth.
F.Capitalized terms not defined in this Amendment shall have the meaning set forth in the Lease.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:
1.    Extension of Term. The Term of the Lease is hereby extended to expire on June 30, 2017, unless sooner terminated as is otherwise provided in the Lease. All of the terms and provisions of the Lease shall continue to apply with respect to the Term as extended herein, except as specifically modified herein. In connection with the foregoing, the definition of “Term” in Section 1.1 of the Lease, as previously amended, is hereby amended to provide for the expiration of the Term on June 30, 2017. Tenant shall further continue to have the right to

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extend the Term as expressly provided pursuant to Section 11 of the Fifth Amendment. The parties acknowledge that the Tenant’s Right of First Offer to purchase the Property under Section 13 of the Fourth Amendment has expired on its terms.
2.    Basic Rent. As of the Effective Date, Tenant shall pay to Landlord, in the manner, at the times and on the conditions set forth in Section 3.1 of the Lease, Basic Rent for the Premises in the amounts set forth below:

Period	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
Effective Date through 12/31/2013	$21.00	$483,063.00	$40,255.25
1/1/2014 - 12/31/2014	$21.50	$494,564.50	$41,213.71
1/1/2015 - 12/31/2015	$22.00	$506,066.00	$42,172.17
1/1/2016 - 12/31/2016	$22.50	$517,567.50	$43,130.63
1/1/17 – 6/30/17	$23.00	$529,069.00	$44,089.08
3.    Payment of the Cost of Operation and Real Estate Taxes; Electricity. Tenant shall continue to pay Tenant’s Proportionate Share (which is 21.07% for the entire Premises) of the excess of Taxes and Operating Expenses over the applicable Base Year as provided under Articles 8 and 9 of the Lease, as previously amended (e.g. the Base Years are calendar year 2012 for Operating Expenses and Fiscal Year 2012 (i.e. July 1, 2011-June 30, 2012) for Taxes with respect to the Expansion Space as defined in the Fifth Amendment; calendar year 2010 and Fiscal Year 2010 (i.e. July 1, 2009 – June 30, 2010) with respect to the remainder of the Premises), together with all other Additional Rent described in the Lease.
4.    Storage Space License. The approximately 400 rentable square feet of storage area in the basement of the Building, referred to as the Storage Space in the Storage Space License attached to the Second Amendment (as previously amended), shall continue in full force and effect, at the current rate of Two Thousand Dollars ($2,000) per year, payable in equal monthly installments of $166.67, throughout the Term as extended by this Amendment. Tenant shall continue to have the right to cancel the Storage Space license upon the giving of two (2) months’ prior written notice to Landlord.
5.    Notices. Landlord’s notice address under Section 15.11 of the Lease is hereby changed to the following:
111 MPA LLC
c/o Marcus Partners, Inc.
260 Franklin Street
Boston, MA 02110
Attn: Asset Manager
with a copy to:

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DLA Piper LLP (US)
33 Arch Street
Boston, MA 02110
Attn: Richard D. Rudman, Esq.
Payments of Rent shall be made at Landlord’s Address as first set forth in this Section 5.
6.    Brokers. Landlord and Tenant each represent and warrant that they have not dealt with any broker or agent to whom a commission or fee is due on account of the execution of this Amendment. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against all claims by any broker for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the execution of this Amendment. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease.
7.    Notice of Lease. Landlord and Tenant agree to execute a Notice of Lease in a the form attached as Exhibit A. Tenant shall pay the cost to record the Notice of Lease.
8.    Subordination, Non-disturbance and Attornment Agreement. Simultaneously with the execution and delivery of this Amendment, Landlord has provided Tenant with a Subordination, Non-Disturbance and Attornment Agreement from its lender in favor of Tenant in the form of Exhibit B attached hereto.
9.    Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. Tenant’s obligation to pay Basic Rent and any Additional Rent (collectively, “Rent”) under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence.
In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Amendment are hereby incorporated by this reference. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.
10.    Counterparts. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD: 111 MPA LLC, a Delaware limited liability company By: /s/ William McAvoy Name: William McAvoy Title:SVP
TENANT AMERESCO, INC., a Delaware corporation By: /s/ George Sakellaris Name:George Sakellaris Title: President By: /s/ Andrew B. Spence Name:Andrew B. Spence Title:Treasurer

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